                                                                   EXHIBIT T3A-2

                           THIRD AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                       OF MARINER POST-ACUTE NETWORK, INC.

                  Pursuant to Sections 242, 245 and 303 of the
                General Corporation Law of the State of Delaware


         The undersigned, Susan Thomas Whittle, certifies that she is the Executive Vice President, General Counsel and Secretary of Mariner Post-Acute Network, Inc., a corporation organized and existing under the laws of the State of Delaware, and does hereby further certify as follows:

         1. The name of the corporation is Mariner Post-Acute Network, Inc. (the "Corporation"). The name of the Corporation at the time of its incorporation was ARA Health Facilities, Inc. The Certificate of Incorporation of the Corporation, as subsequently amended, was filed in the office of the Secretary of State of the State of Delaware on June 6, 1977.

         2. On April 3, 2002, the United States Bankruptcy Court for the District of Delaware, issued an order (Order No. _____) (the "Order"), directing the Corporation to amend and restate its Certificate of Incorporation as set forth herein.

         3. Pursuant to the Order and to Section 303 of the General Corporation Law of the State of Delaware, this Third Amended and Restated Certificate of Incorporation restates and integrates the Certificate of Incorporation of the Corporation, as heretofore amended or supplemented.
         The text of the Certificate of Incorporation of the Corporation, as heretofore amended, is restated in its entirety as follows:

         FIRST: The name of the Corporation is Mariner Health Care, Inc.

         SECOND: The address of the registered office of the Corporation in the State of Delaware is Corporation Trust Center, 1209 Orange Street, city of Wilmington, county of New Castle, zip code 19801. The name of its registered agent at such address is The Corporation Trust Company.

         THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

         FOURTH: The total number of shares of capital stock which the Corporation is authorized to issue is 90,000,000 shares, consisting of:

                  (i) 80,000,000 shares of Common Stock, par value $.01 per share ("Common Stock"); and

                  (ii) 10,000,000 shares of preferred stock, par value $.01 per share ("Preferred Stock").

         The following is a statement of the designations and the powers, privileges and rights, and the qualifications, limitations or restrictions thereof in respect of each class of capital stock of the Corporation.

         1.       Preferred Stock.

         The Board of Directors is authorized to provide for the issuance of shares of Preferred Stock in one or more series subject to limitations prescribed by law and by this Third Amended and Restated Certificate of Incorporation. The description of shares of each series of Preferred Stock, including the number of shares to be included in each such series, any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption shall be as set forth in resolutions adopted by the Board of Directors and Certificates of Designation to this Third Amended and Restated Certificate of Incorporation and shall be filed with the Delaware Secretary of State as required by law to be filed with respect to the issuance of such Preferred Stock prior to such issuance. Unless otherwise required by law, this Third Amended and Restated Certificate of Incorporation or agreement, no stockholder action is required for the authorization and issuance of such shares of Preferred Stock.

         The shares of Preferred Stock of any one series shall be identical with each other in all respects except as to the dates from and after which dividends thereon shall cumulate, if cumulative.

         (2)      Common Stock.

                  (a) General. The voting, dividend and liquidation rights of the holders of the Common Stock are subject to and qualified by the rights of the holders of the Preferred Stock, if any.

                  (b) Voting. The holders of the Common Stock are entitled to one vote for each share held at all meetings of stockholders. There shall be no cumulative voting.

                  (c) Dividends. Dividends may be declared and paid on the Common Stock from funds lawfully available therefor as and when determined by the Board of Directors.

                  (d) Liquidation. Upon the dissolution or liquidation of the Corporation, whether voluntary or involuntary, and subject to the rights of the holders of Preferred Stock, if any, holders of Common Stock will be entitled to receive all assets of the Corporation available for distribution to its stockholders.

         (3)      Non-Voting Equity Securities.

         The Corporation is prohibited from issuing non-voting equity securities.

         FIFTH: The Corporation is to have perpetual existence.

         SIXTH: The following provisions are included for the management of the business and the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its Board of Directors and stockholders:

         (1)      Board of Directors.

         The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. In addition to the powers and authority expressly conferred upon them by statute or by this Third Amended and Restated Certificate of Incorporation or the By-Laws of the Corporation, the Board of Directors is hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation.

         (2)      Amendment of By-Laws.

         Except as set forth herein or in the By-laws, the Board of Directors is expressly authorized to adopt, amend or repeal the By-Laws of the Corporation, subject to any limitation thereof contained in the By-Laws. The stockholders shall also have the power to adopt, amend or repeal the By-Laws of the Corporation; provided, however, that except as otherwise expressly provided in the By-laws, in addition to any vote of the holders of any class or series of stock of the Corporation required by law or by this Third Amended and Restated Certificate of Incorporation, the affirmative vote of the holders of at least fifty percent (50%) of the voting power of all of the then outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of the Board of Directors, voting together as a single class, shall be required to adopt, amend or repeal any provision of the By-Laws of the Corporation.

         (3)      Stockholder Action.

         Any action required or permitted to be taken by the holders of the capital stock of the Corporation must be effected at a duly called annual or special meeting of such holders and may not be effected by any consent in writing by such holders.

         (4)      Special Stockholder Meetings.

         Special meetings of stockholders may be called at any time only by the Chief Executive Officer, the President, the Chairman of the Board of Directors (if any), a majority of the Board of Directors, or by holders of greater than twenty five percent (25%) of the outstanding shares of stock of the Corporation, without regard to the class of such shares. Business transacted at any special meeting of stockholders shall be limited to matters relating to the purpose or purposes stated in the notice of meeting.

         (5)      Location of Books.

         The books of the Corporation may be kept at such place within or without the State of Delaware as the By-Laws of the Corporation may provide or as may be designated from time to time by the Board of Directors.

         SEVENTH: The Corporation eliminates the personal liability of each member of its Board of Directors to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that the foregoing shall not eliminate the liability of a director:

                  (i) for any breach of such director's duty of loyalty to the Corporation or its stockholders,

                  (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, under Section 174 of Title 8 of the Delaware Code, or

                  (iii) for any transaction from which such director derived an improper personal benefit.

If the Delaware General Corporation Law is amended in the future to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended from time to time.

         EIGHTH:

         (1)      Right to Indemnification and Advancement of Expenses.

         Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee, partner or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans (hereinafter an "Indemnitee"), whether or not the basis of such proceeding is alleged action in an official capacity while serving as a director, officer, employee, partner or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including reasonable attorneys' fees, judgments, fines, taxes or penalties and amount paid in settlement) reasonably incurred or suffered by such Indemnitee in connection therewith and such indemnification shall continue as to an Indemnitee who has ceased to be a director, officer, employee, partner or agent and shall inure to the benefit of the Indemnitee's heirs, executors and administrators; provided, however, that except as provided in Section 2 of this Article Eighth with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such Indemnitee in connection with a proceeding (or part thereof) initiated by such Indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors. The right to indemnification conferred in this Article Eighth shall be a contract right and shall include the right to be paid by the Corporation the reasonable expenses incurred in defending any such proceeding in advance of its final disposition (hereinafter an "advancement of expenses"); provided, however, that, if the Delaware General Corporation Law so requires, an advancement of expenses incurred by an Indemnitee in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such Indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such Indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that such Indemnitee is not entitled to be indemnified for such expenses under this Section or otherwise (hereinafter an "undertaking").

         (2)      Right of Indemnitee to Bring Suit.

         If a claim under paragraph (1) of this Section is not paid in full by the Corporation within sixty (60) days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty (20) days, the Indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking the Indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In:

                  (i) any suit brought by the Indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the Indemnitee to enforce a right to an advancement of expenses), it shall be a defense that, and

                  (ii) any suit by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking the Corporation shall be entitled to recover such expenses upon a final adjudication that, the Indemnitee has not met the applicable standard of conduct set forth in the Delaware General Corporation Law. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the Indemnitee is proper in the circumstances because the Indemnitee has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel or its stockholders) that the Indemnitee has not met such applicable standard of conduct, shall create a presumption that the Indemnitee has not met the applicable standard of conduct, or in the case of such a suit brought by the Indemnitee, be a defense to such suit. In any suit brought by the Indemnitee to enforce a right hereunder, or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the Indemnitee is not entitled to be indemnified or to such advancement of expenses under this Section 2 of Article Eighth or otherwise shall be on the Corporation.

         (3)      Non-Exclusivity of Rights.

         The rights to indemnification and to the advancement of expenses conferred in this Section shall not be exclusive of any other right which any person may have or hereafter acquire under this Third Amended and Restated Certificate of Incorporation or any statute, By-Law, contract or agreement, vote of stockholders or disinterested directors or otherwise.

         (4)      Insurance.

         The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

         (5)      Indemnification of Agents of the Corporation.

         The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification and to the advancement of expenses, to any agent of the Corporation to the fullest extent of the provisions of this Section with respect to the indemnification and advancement of expenses of directors, officers and employees of the Corporation.

         (6)      Continuation of Rights.

         Any repeal or modification of the foregoing provisions of this Article Eighth by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

         NINTH: The Board of Directors, when evaluating any offer of another party (a) to make a tender or exchange offer for any equity security of the Corporation or (b) to effect a business combination, shall, in connection with the exercise of its judgment in determining what is in the best interests of the Corporation as whole, be authorized to give due consideration to any such factors as the Board of Directors determines to be relevant, including, without limitation:

                  (i) the interests of the Corporation's stockholders, including the possibility that these interests might be best served by the continued independence of the Corporation;

                  (ii) whether the proposed transaction might violate federal or state laws;

                  (iii) not only the consideration being offered in the proposed transaction, in relation to the then current market price for the outstanding capital stock of the Corporation, but also to the market price for the capital stock of the Corporation over a period of years, the estimated price that might be achieved in a negotiated sale of the Corporation as a whole or in part or through orderly liquidation, the premiums over market price for the securities of other corporations in similar transactions, current political, economic and other factors bearing on securities prices and the Corporation's financial condition and future prospects; and

                  (iv) the social, legal and economic effects upon employees, suppliers, customers, creditors and others having similar relationships with the Corporation, upon the communities in which the Corporation conducts its business and upon the economy of the state, region and nation. In connection with any such evaluation, the Board of Directors is authorized to conduct such investigations and engage in such legal proceedings as the Board of Directors may determine.

         TENTH: The Corporation reserves the right to amend or repeal any provision contained in this Third Amended and Restated Certificate of Incorporation in the manner prescribed by the laws of the State of Delaware and consistent with Article Sixth (3), and all rights conferred upon stockholders are granted subject to this reservation, provided, however that in addition to any vote of the holders of any class or series of stock of the Corporation required by law, this Third Amended and Restated Certificate of Incorporation or a Certificate of Designation with respect to a series of Preferred Stock, the affirmative vote of the holders of shares of voting stock of the Corporation representing at least eighty percent (80%) of the voting power of all of the then outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to amend or repeal, or adopt any provision inconsistent with, Articles Sixth, Seventh, Eighth and this Article Tenth of this Third Amended and Restated Certificate of Incorporation.

         IN WITNESS WHEREOF, the undersigned has hereunto signed her name and affirms that the statements made in this Third Amended and Restated Certificate of Incorporation are true under the penalties of perjury this ____ day of ___________ 2002.


                              ------------------------------------------------
                              Susan Thomas Whittle
                              Executive Vice President,
                              General Counsel and Secretary